Exhibit 5.1

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 S. Seventh Street Minneapolis, Minnesota 55402 +1 612 766 7000 main +1 612 766 1600 fax

June 29, 2026

Mama’s Creations, Inc.
25 Branca Road

East Rutherford, NJ 07073

Ladies and Gentlemen:

We have acted as counsel to Mama’s Creations, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of an indeterminate amount of the following securities of the Company: (i) common stock, par value $0.00001 per share (“Common Stock”); (ii) preferred stock, par value $0.00001 per share (“Preferred Stock”), in one or more classes or series; (iii) one or more series of debt securities (“Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (collectively, “Warrants”); and (v) units, consisting of Common Stock, Preferred Stock, Debt Securities or Warrants in any combination (the “Units”).

The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Offered Securities.” The Offered Securities may be offered separately or together with other Offered Securities, in one or more series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements thereto constituting a part of the Registration Statement.

Any series of Debt Securities is to be issued pursuant to an indenture (the “Indenture”) between the Company and a trustee to be named by the Company substantially in the form filed as Exhibit 4.7 to the Registration Statement, with appropriate insertions, and duly qualified under the Trust Indenture Act of 1939, as amended. Any Warrants are to be issued pursuant to a warrant agreement (including, if applicable, a form of certificate evidencing the Warrants) (the “Warrant Agreement”), which will be filed as an exhibit to and incorporated by reference into the Registration Statement. Any Units are to be issued pursuant to a unit agreement (including, if applicable, a form of certificate evidencing the Units) (the “Unit Agreement”), which will be filed as an exhibit to and incorporated by reference into the Registration Statement.

The Indenture, any supplements thereto, each Warrant Agreement and each Unit Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

As counsel for the Company, we are familiar with the Articles of Incorporation and the Bylaws of the Company (the “Bylaws”), each as amended to the date hereof, and we have reviewed originals, or copies certified or otherwise authenticated to our satisfaction, of (i) the Registration Statement, (ii) the Indenture and (iii) the proceedings taken by the Company in connection with the authorization of the Offered Securities. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have considered relevant and necessary in connection with the opinions hereinafter expressed.

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Based on and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any series of Debt Securities, including Debt Securities issuable upon the exercise of Warrants or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such series of Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Debt Securities and related matters and to authorize the execution and delivery of a supplement to the Indenture with respect to such series of Debt Securities, (iv) a supplement to the Indenture with respect to such series of Debt Securities has been duly executed and delivered by the Company and the trustee, (v) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture, as supplemented, and duly delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action and (vi) in the case of Debt Securities issuable upon the exercise of Warrants or issued as a component of Units, the actions in respect of such Warrants or Units referred to in paragraph 2 or 3 hereof (as the case may be) have been completed, then, upon the happening of such events, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to any Warrants, including Warrants issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Warrants have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including, if applicable, a form of certificate evidencing such Warrants) and the issuance of such Warrants and the underlying shares of Common Stock, Preferred Stock or Debt Securities, (iv) the Warrant Agreement has been duly executed and delivered by the Company and the warrant agent, (v) if applicable, certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Warrant Agreement, any other relevant agreements and such corporate action and (vi) in the case of Warrants issued as a component of Units, the actions in respect of such Units referred to in paragraph 3 hereof have been completed, then, upon the happening of such events, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3. With respect to any Units, when (i) a prospectus supplement and any other offering material with respect to such Units have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including, if applicable, a form of certificate evidencing such Units) and the issuance of such Units, (iv) the Unit Agreement has been duly executed and delivered by the Company and the unit agent, (v) if applicable, certificates evidencing the Units with such terms are duly executed, attested, issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Unit Agreement, any other relevant agreements and such corporate action and (vi) the actions in respect of any Debt Securities and/or Warrants comprising such Units referred to in paragraphs 1 and/or 2 hereof (as the case may be) and any actions necessary to authorize any Common Stock or Preferred Stock comprising such Units have been completed, then, upon the happening of such events, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

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The foregoing opinions are subject to the limitation that the validity, binding effect or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, voidable transactions, receivership and other laws of general application relating to or affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company is and will remain duly organized, validly existing and in good standing under the laws of the State of Nevada, (c) at the time any Offered Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), (1) there will not have occurred any change in the law or in the Articles of Incorporation or Bylaws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Offered Securities or Governing Documents, and (2) no relevant corporate actions will have been modified or rescinded, (d) none of the particular terms of any Offered Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Offered Securities or Governing Documents, nor the compliance by the Company with the terms of such Offered Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Offered Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the corporate action related thereto, (g) the Company will have received legally sufficient consideration for all Offered Securities, (h) each party to any Offered Securities or Governing Documents (other than the Company) will have duly authorized, executed and delivered such agreements or instruments and complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company and will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (i) the terms of the Offered Securities will be established in conformity with the applicable Governing Documents and the Offered Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Offered Securities under the Governing Documents, (j) any Offered Securities issuable upon conversion, exchange or exercise of, or as a component of, any other Offered Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Offered Securities), and any issuance of such Offered Securities will be effected in accordance with the terms and conditions set forth in such other Offered Securities and the Governing Documents related thereto, and (k) all certificates evidencing any Offered Securities will be in the form required by law and approved for issuance by the Company.

As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others as to the accuracy of such factual matters, in each case, without any independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures, including electronic signatures, appearing upon agreements, instruments, certifications, documents and proceedings, (b) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, certificates, documents and records we have reviewed, (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, (f) that New York law will be chosen to govern each Warrant Agreement and each Unit Agreement, and all Offered Securities issued thereunder and/or certificates evidencing such Offered Securities and (g) that New York law has or will be chosen to govern all Debt Securities issued thereunder.

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Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

We express no opinion as to the enforceability or effect in any Governing Document of (i) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any provision restricting access to courts (including, without limitation, agreements to arbitrate disputes), any waivers of the right to jury trial, any waivers of service of process requirements that would otherwise be applicable, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction or any provision otherwise affecting the jurisdiction or venue of courts; (ii) any provision waiving or otherwise modifying legal, statutory or equitable defenses or other procedural, judicial or substantive rights; (iii) any provision that authorizes one party to act as attorney-in-fact for another party; or (iv) any provision for the payment of premiums upon mandatory prepayment to the extent any such payment constitutes, or is deemed to constitute, a penalty or forfeiture.

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

Our opinions set forth herein are limited to the laws of the State of New York, and we express no opinion as to the effect of any other laws. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by Nevada law, we have relied, without independent investigation, upon, and our opinions expressed herein are subject to all of the qualifications, assumptions and limitations expressed in, the opinion of Brownstein Hyatt Farber Schreck, LLP, special counsel to the Company in the State of Nevada. A copy of such opinion letter, dated as of the date hereof, is to be filed as Exhibit 5.2 to the Registration Statement.

This opinion letter is rendered as of the date first written above, and we assume no responsibility for updating this opinion letter or the opinions set forth herein to take into account any event, action, interpretation or change in law or facts occurring subsequent to the date hereof that may affect the validity of such opinions. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Offered Securities or the Governing Documents.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP

Faegre Drinker Biddle & Reath LLP